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NextEra Energy, Inc.

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NextEra Energy, Inc.
Media Line: 561-694-4442
May 8, 2020

FOR IMMEDIATE RELEASE

NextEra Energy announces new location for 2020 Annual Meeting of Shareholders, schedules live webcast

JUNO BEACH, Fla. – NextEra Energy, Inc. (NYSE: NEE) today announced that its 2020 Annual Meeting of Shareholders now will be held on Thursday, May 21, 2020, at 8:00 a.m., Central time, at the company affiliated facilities located at 20455 State Highway 249, Suite 200, Houston, Texas.

The meeting location change is due to the unavailability of the previously noticed meeting location.

NextEra Energy noted that, due to the COVID-19 pandemic, social distancing will be observed at all times during the meeting and seating capacity will be limited to comply with social distancing guidelines promulgated by relevant public health authorities. Attendees will be screened for symptoms and required to wear a protective face covering.

Regardless of whether a shareholder expects to attend the annual meeting, the company encourages submission of proxy or voting instructions promptly so that shares can be voted.

The company will also provide a live webcast of the meeting. Participants will be able to access the webcast on the company's website at www.NextEraEnergy.com/investors. A replay of the NextEra Energy annual meeting webcast will be available for 90 days by accessing the same link.

Further information is available in the company’s Notice of 2020 Annual Meeting and Proxy Statement filed on April 3, 2020, which is available by clicking on SEC Filings from the company’s website at the same link.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than five million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States; and Gulf Power Company, which serves more than 470,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2020 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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